UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 23, 2017

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.    Entry into a Material Definitive Agreement

Inuvo, Inc., through its wholly owned subsidiary Vertro, Inc., and Google Inc. entered into a Google Services Agreement (the “Agreement”) effective as of March 1, 2017. Under the Agreement, Vertro has agreed to utilize Google’s WebSearch and AdSense For Search on approved websites. The term of the Agreement is from March 1, 2017 to February 28, 2019. The Agreement contains customary termination provisions and either party has the right to terminate the Agreement on January 31, 2018.

The foregoing description is a summary, does not purport to be a complete description of the Agreement, and is qualified in its entirety by reference to the Agreement, a copy of which will be filed under an amendment to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: February 27, 2017	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel

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